Exhibit 99.1
Press Release
National Mentor Holdings, Inc. Announces Third Quarter 2010 Results
BOSTON, Massachusetts, August 13, 2010 — National Mentor Holdings, Inc. (the “Company”) today announced its financial results for the third quarter ended June 30, 2010.
Third Quarter Results
Revenue for the quarter ended June 30, 2010 was $259.7 million, an increase of $15.0 million, or 6.1%, over revenue for the quarter ended June 30, 2009. Revenue increased $14.9 million related to acquisitions that closed during the period from April 1, 2009 to June 30, 2010 and $2.0 million related to organic growth, including growth related to new programs. Revenue growth was partially offset by a reduction in revenue of $1.9 million from businesses we divested during the same period, rate reductions in certain states, including Minnesota, Arizona and Indiana, and the imposition of service limitations by the state of Indiana.
Income from operations for the quarter ended June 30, 2010 was $12.2 million, a decrease of $0.8 million as compared to income from operations for the quarter ended June 30, 2009. The operating margin was 4.7% for the quarter ended June 30, 2010, a decrease from 5.3% for the quarter ended June 30, 2009.
Net loss for the quarter ended June 30, 2010 was $0.7 million compared to net loss of $0.5 million for the quarter ended June 30, 2009.
Adjusted EBITDA(1) for the quarter ended June 30, 2010 was $28.4 million, a decrease of $2.1 million, or 6.8%, as compared to Adjusted EBITDA for the quarter ended June 30, 2009. Adjusted EBITDA was negatively impacted by rate reductions in certain states, including Minnesota, Arizona and Indiana, and the imposition of service limitations by the state of Indiana. The decrease in Adjusted EBITDA was also due to an increase in workers’ compensation costs and health insurance costs, as well as an increased investment in growth initiatives.

(1)
Adjusted EBITDA is a non-GAAP financial performance measure used by management, which is net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses. A reconciliation of Adjusted EBITDA to net loss is provided on page 5.

Year-to-Date Results
Revenue for the nine months ended June 30, 2010 was $761.1 million, an increase of $39.4 million, or 5.5%, over revenue for the nine months ended June 30, 2009. Revenue increased $37.4 million related to acquisitions that closed during the period from October 1, 2008 to June 30, 2010 and $8.6 million related to organic growth, including growth related to new programs. Revenue growth was partially offset by a reduction in revenue of $6.6 million from businesses we divested during the same period, rate reductions in certain states, including Minnesota, Arizona and Indiana, and the imposition of service limitations by the state of Indiana.
Income from operations for the nine months ended June 30, 2010 was $34.2 million, a decrease of $0.3 million as compared to income from operations for the nine months ended June 30, 2009. The operating margin was 4.5% for the nine months ended June 30, 2010, a decrease from 4.8% for the nine months ended June 30, 2009.
Net loss for the nine months ended June 30, 2010 was $5.4 million compared to net loss of $4.0 million for the nine months ended June 30, 2009.
Adjusted EBITDA(1) for the nine months ended June 30, 2010 was $80.2 million, an increase of $2.1 million, or 2.7%, as compared to Adjusted EBITDA for the nine months ended June 30, 2009. The increase in Adjusted EBITDA was the result of the increase in revenue noted above, as well as our on-going cost containment efforts. Partially offsetting this increase, Adjusted EBITDA was negatively impacted by rate reductions in certain states, including Minnesota, Arizona and Indiana, and the imposition of service limitations by the state of Indiana. Adjusted EBITDA was also negatively impacted by an increase in workers’ compensation costs and health insurance costs, as well as an increased investment in growth initiatives.

The reported results are available on the Company’s investor relations web site at www.tmnfinancials.com. The user name “mentor” and the password “results” are required in order to access this site. In addition, National Mentor Holdings, Inc. will hold a conference call Tuesday August 17, 2010 at 11:00 a.m. EDT to discuss its financial results. The call will be broadcast live on the web at www.tmnfinancials.com and at www.fulldisclosure.com. A rebroadcast of the call will be available on both web sites until 5:00 p.m. EDT on Tuesday, August 24, 2010. Those wishing to participate in the August 17 conference call by telephone are required to email their name and affiliation to dwight.robson@thementornetwork.com for dial-in information.
National Mentor Holdings, Inc., which markets its services under the name The MENTOR Network, is a leading provider of home and community-based health and human services to adults and children with intellectual and/or developmental disabilities, acquired brain injury and other catastrophic injuries and illnesses; and to youth with emotional, behavioral and medically complex challenges. The MENTOR Network’s customized services offer its clients, as well as the payors of these services, an attractive, cost-effective alternative to health and human services provided in large, institutional settings. The MENTOR Network provides services to clients in 36 states.

* * * * * * * * * * *
From time to time, the Company may make forward-looking statements in its public disclosures. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, although they are inherently uncertain and difficult to predict. The forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from any such forward-looking statements, including the risks and uncertainties disclosed as Forward-Looking Statements and Risk Factors included in the Company’s filings with the Securities and Exchange Commission.
This press release includes presentations of Adjusted EBITDA because it is the primary measure used by management to assess financial performance. Adjusted EBITDA represents net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses. Reconciliations of net income (loss) to Adjusted EBITDA are presented within the tables below. Adjusted EBITDA does not represent and should not be considered an alternative to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While Adjusted EBITDA is frequently used as a measure of financial performance and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

Selected Financial Highlights
($ in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	June 30		June 30
	2010	2009	2010	2009
Statements of Operations Data:

Net revenues	$259,706	$244,679	$761,084	$721,731
Cost of revenues	199,054	182,792	581,418	545,551

Gross profit	60,652	61,887	179,666	176,180
General and administrative expenses	33,756	32,435	102,419	99,367
Depreciation and amortization	14,650	16,378	43,062	42,346

Income from operations	12,246	13,074	34,185	34,467
Management fee of related party (1)	(279)	(273)	(842)	(755)
Other expense, net	(221)	(182)	(347)	(895)
Interest income	4	29	35	173
Interest income from related party	480	605	1,425	722
Interest expense	(11,595)	(11,784)	(34,996)	(35,965)

Income (loss) from continuing operations before income taxes	635	1,469	(540)	(2,253)
Provision (benefit) for income taxes	1,435	234	63	(502)

(Loss) income from continuing operations	(800)	1,235	(603)	(1,751)
Income (loss) from discontinued operations, net of tax	99	(1,725)	(4,793)	(2,261)

Net loss	$(701)	$(490)	$(5,396)	$(4,012)

Additional financial data:

Program rent expense	$7,929	$5,975	$21,849	$18,430
Adjusted EBITDA (2)	$28,371	$30,456	$80,161	$78,078

Reconciliation of Non-GAAP Financial Measures
($ in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	June 30		June 30
	2010	2009	2010	2009
Reconciliation from Net loss to Adjusted EBITDA:

Net loss	$(701)	$(490)	$(5,396)	$(4,012)
(Income) loss from discontinued operations, net of tax	(99)	1,725	4,793	2,261

Provision (benefit) for income taxes	1,435	234	63	(502)
Interest income	(4)	(29)	(35)	(173)
Interest income from related party	(480)	(605)	(1,425)	(722)
Interest expense	11,595	11,784	34,996	35,965

Depreciation and amortization	14,650	16,378	43,062	42,346
Management fee of related party (1)	279	273	842	755
Loss on disposal of assets	53	789	399	928
Stock-based compensation (3)	390	397	638	1,232
Acquisition Costs (4)	132	—	841	—
Predecessor company claims (5)	—	—	181	—
Non-cash changes in contingent consideration (6)	1,072	—	1,072	—
Restructuring	49	—	130	—

Adjusted EBITDA (2)	$28,371	$30,456	$80,161	$78,078

Selected Balance Sheet and Cash Flow Highlights
($ in thousands)
(unaudited)

	As of
	June 30, 2010	September 30, 2009
Balance Sheet Data:

Cash and cash equivalents	$21,880	$23,650
Working capital(7)	39,491	47,836
Total assets	1,003,391	995,610
Total debt (8)	507,085	509,976
Shareholder’s equity	224,658	223,728

	Nine Months Ended
	June 30, 2010	June 30, 2009
Other Financial Data :

Cash flows provided by (used in):
Operating activities	$48,635	$36,222
Investing activities	(47,419)	(47,757)
Financing activities	(2,986)	(9,866)

Purchases of property and equipment	14,465	22,259
Cash paid for acquisitions	32,776	23,250

(1)	Represents management fees paid to Vestar Capital Partners V, L.P.

(2)	Adjusted EBITDA represents net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses.

(3)	Represents non-cash stock-based compensation expense.

(4)	Represents expensed transaction costs related to acquisitions as a result of the adoption of Accounting Standards Codification 805, Business Combinations, on October 1, 2009.

(5)	Represents insurance claims incurred by the Predecessor Company (prior to the acquisition by Vestar on June 29, 2006).

(6)	Represents contingent earn-out compensation changes arising from acquisitions.

(7)	Working capital is calculated by subtracting current liabilities from current assets.

(8)	Total debt includes obligations under capital leases.
CONTACT: Dwight Robson at 617-790-4293 or dwight.robson@thementornetwork.com.
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